Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated January 31, 2013

INFL

INFL ETN

PowerShares DB Inflation ETN

Prospectus Fact Sheet

Total Notes Outstanding $4,104,576 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

The PowerShares DB U.S. Inflation ETN (Symbol:INFL) (the "Inflation ETNs") are the first exchange-traded products to provide investors with direct exposure to U.S. inflation expectations.The Inflation ETNs are based on the DBIQ Duration-Adjusted Inflation Index (the "long inflation index") which is intended to capture movements, whether up or down, in U.S. inflation expectations.The Exchange Traded Notes are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are linked to the month-over-month returns, whether positive or negative, on the DBIQ Duration-Adjusted Inflation Index. The inflation indices aim to track changes in the market's expectations of future inflation implied by the difference in yields between Treasury Inflation-Protected Securities (TIPS) and U.S. Treasury bonds with approximately equivalent terms to maturity. A combination of offsetting short and long notional positions in TIPS and Treasury Bond Futures is one way in which this expectation of future inflation may be measured. If the market's expectation of future inflation increases, TIPS are likely to outperform U.S. Treasury bonds with approximately equivalent terms to maturity. If the market's expectation of future inflation decreases, TIPS are likely to underperform U.S. Treasury bonds with approximately equivalent terms to maturity. Therefore, to gain exposure to the market's expectation that future inflation will increase, the Inflation ETNs take a notional long position in TIPS and a notional short position in U.S. Treasury bonds with approximately equivalent terms to maturity. To gain exposure to the market's expectation that future inflation will decrease, the Deflation ETNs take a notional short position in TIPS and a notional long position in U.S. Treasury bonds with approximately equivalent terms to maturity. If the daily repurchase value of the securities is above $100.00 for three consecutive trading days or is below $25.00 for three consecutive trading days, Deutsche Bank AG, London Branch will automatically effect a 2 for 1 split or a 1 for 2 reverse split of the securities, respectively. Because the index multiplier remains constant at 0.10 per security, a mandatory split or reverse split will have the effect of increasing or decreasing an investor's exposure to the applicable inflation index, respectively. Investors may redeem the ETNs in blocks of 50,000 securities and multiples of 25,000 securities in excess thereof, subject to the procedures described in the pricing supplement. Redemptions may include a fee of up to $0.075 for each security that is redeemed or a fee of up to $0.50 if an investor offers in excess of 500,000 securities for redemption on any repurchase date.

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Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure
- Credit risk of the issuer
- Issuer call right

Benefits

- Relatively low cost
- Intraday access
- Listed

INFL Profile

Inception Date 12/05/2011

INFL Financial Details

As of 30-Jan-2013 09:45 AM

ETN Price at Initial Listing $50.00

Maturity Date 11/30/2021

Listing Exchange NYSE Arca

Yearly Investor Fee 0.75%

Intraday Intrinsic Value Symbol INFLIV

Ticker INFL

CUSIP 25154W225

Last Trade	Bid	Ask
519.38	$50.76	$51.21
Open	**High**	**Low**
$517.94	$519.88	$517.94

Pricing Snapshot | Current Pricing | 52 Week

Indicative Value

Last End of Day Value $51.31

Last End of Day Date 1/29/13

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »



INFL
10k
5k
0k
May '12
Sep '12
Jan '13

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 30-Jan-2013 11:46 AM

INFL Index Level 519.81

Index Ticker .INFLID

Issuer Details

INFL News & Press Releases

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs are concentrated in TIPS and U.S. Treasury bonds. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve, inflation and expectations concerning inflation, interest rates, and supply and demand for TIPS and U.S. Treasury bonds. The inflation indices are intended to rise and fall based on changes in the market's expectations about future rates of inflation, and are therefore distinct from the U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), the commonly known consumer price index, which is used to track current inflation in the U.S. Unlike TIPS, which are intended to provide inflation protection, the ETNs allow investors to take long or short exposure to changes in the market's expectations about inflation and do not guarantee any return of principal at maturity.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

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DEFL ETN PowerShares DB Deflation ETN

INFL ETN

PowerShares DB Inflation ETN

Prospectus Fact Sheet

Total Notes Outstanding $4,104,576 - **As of** 1/29/13

Performance

Growth of $10,000 | Value % | Value History

1 Year


INFL
$10600
$10400
$10200
$10000
$9800
$9600
Mar '12
May '12
Jul '12
Sep '12
Nov '12
Jan '13

Start Date 27-January-2012
End Date 29-January-2013
Growth $ $10297.02 (3.0%)
Value 51.31

Market Price 51.17
High/Low -/50.33
Volume -

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Dec 2012

Quarter-end Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
INFL								
Value	0.32	0.86	2.93	4.85	4.85	-	-	1.06
Market Price Returns	-2.34	-2.06	0.80	-	-	-	-	-
Underlying Index								

DBIQ Duration-Adjusted Inflation Index	0.57	1.70	2.38	6.24	6.24	-	-	2.38
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	-2.61	-6.33	2.75	-1.06	-1.06	-	-	-4.04
S&P GSCI Total Return Index	-0.65	-3.26	7.86	0.06	0.06	-	-	-1.82
S&P 500 Index	0.91	-0.36	6.35	16.00	16.00	-	-	15.03

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs are concentrated in TIPS and U.S. Treasury bonds. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve, inflation and expectations concerning inflation, interest rates, and supply and demand for TIPS and U.S. Treasury bonds. The inflation indices are intended to rise and fall based on changes in the market's expectations about future rates of inflation, and are therefore distinct from the U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), the commonly known consumer price index, which is used to track current inflation in the U.S. Unlike TIPS, which are intended to provide inflation protection, the ETNs allow investors to take long or short exposure to changes in the market's expectations about inflation and do not guarantee any return of principal at maturity.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

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- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
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- Sovereign Debt

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DEFL ETN — PowerShares DB Deflation ETN

INFL ETN

PowerShares DB Inflation ETN

Prospectus | Fact Sheet

Total Notes Outstanding $4,104,576 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

News

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs are concentrated in TIPS and U.S. Treasury bonds. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve, inflation and expectations concerning inflation, interest rates, and supply and demand for TIPS and U.S. Treasury bonds. The inflation indices are intended to rise and fall based on changes in the market's expectations about future rates of inflation, and are therefore distinct from the U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), the commonly known consumer price index, which is used to track current inflation in the U.S. Unlike TIPS, which are intended to provide inflation protection, the ETNs allow investors to take long or short exposure to changes in the market's expectations about inflation and do not guarantee any return of principal at maturity.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

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To speak with a representative,
call 1-877-369-4617 or submit a request.

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DEFL ETN
PowerShares DB Deflation ETN

INFL » Downloads

INFL ETN

PowerShares DB Inflation ETN

Prospectus Fact Sheet

Total Notes Outstanding $4,104,576 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

Downloads

INFL Prospectus Download PDF

INFL Fact Sheet Download PDF

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs are concentrated in TIPS and U.S. Treasury bonds. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve, inflation and expectations concerning inflation, interest rates, and supply and demand for TIPS and U.S. Treasury bonds. The inflation indices are intended to rise and fall based on changes in the market's expectations about future rates of inflation, and are therefore distinct from the U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), the commonly known consumer price index, which is used to track current inflation in the U.S. Unlike TIPS, which are intended to provide inflation protection, the ETNs allow investors to take long or short exposure to changes in the market's expectations about inflation and do not guarantee any return of principal at maturity.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Email Sign Up

Your email address SUBMIT

DEFL ETN PowerShares DB Deflation ETN

INFL » FAQ

INFL ETN

PowerShares DB Inflation ETN

Prospectus Fact Sheet

Total Notes Outstanding $4,104,576 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What are the benefits of ETNs?

Unlike ETFs, an ETN generally has no tracking errors to its underlying index. "Tracking error" refers to the difference between the daily performance of an ETP and the daily performance of its underlying index. Because ETNs represent a promise by the issuer to pay an exact return linked to the performance of an underlying index, less applicable investor fees, ETNs do away with the discrepancies that can exist between the returns of ETFs and their underlying indices.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected. Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs. Investors in ETNs have no recourse to any underlying assets.

Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount (the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

Who is the issuer for the db-X ETNs?

db-X ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank AG, you can review Deutsche Bank's annual report on Form 20-F and Interim Reports on Form 6-K at www.sec.gov.

Do db-X ETNs pay interest and dividends?

db-X ETNs do not pay any interest or dividends.

How do the db-X inflation and deflation ETNs work?

These ETNs utilize a combination of offsetting short and long notional positions in Treasury Inflation-Protected Securities (TIPS) and U.S. Treasury bond futures to measure the expectation of future inflation. If the market's expectation of future inflation increases, TIPS are likely to outperform U.S. Treasury bonds with approximately equivalent terms to maturity. If the market's expectation of future inflation decreases, TIPS are likely to underperform U.S. Treasury bonds with approximately equivalent terms to maturity. Therefore, to gain exposure to the market's expectation that future inflation will increase, the inflation ETNs take a notional long position in TIPS and a notional short position in U.S. Treasury bonds with approximately equivalent terms to maturity. To gain exposure to the market's expectation that future inflation will decrease, the deflation ETNs take a notional short position in TIPS and a notional long position in U.S. Treasury bonds with approximately equivalent terms to maturity. Unlike TIPS, the inflation and deflation ETNs do not guarantee any return of principal at maturity.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the db-X ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i) you should not recognize taxable income or loss prior to the taxable disposition of your db-X ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue Service ("IRS") were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs are concentrated in TIPS and U.S. Treasury bonds. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve, inflation and expectations concerning inflation, interest rates, and supply and demand for TIPS and U.S. Treasury bonds. The inflation indices are intended to rise and fall based on changes in the market's expectations about future rates of inflation, and are therefore distinct from the U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), the commonly known consumer price index, which is used to track current inflation in the U.S. Unlike TIPS, which are intended to provide inflation protection, the ETNs allow investors to take long or short exposure to changes in the market's expectations about inflation and do not guarantee any return of principal at maturity.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

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- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

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Related Funds

INFL ETN PowerShares DB Inflation ETN

DEFL

DEFL ETN

PowerShares DB Deflation ETN

Prospectus Fact Sheet

Total Notes Outstanding $3,721,272 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

The PowerShares DB U.S. Deflation ETN (Symbol: DEFL) (the "Deflation ETNs") are the first exchange-traded products to provide investors with direct exposure to U.S. deflation expectations. The Deflation ETNs are based on the DBIQ Duration-Adjusted Deflation Index (the "short inflation index") which is intended to capture movements, whether up or down, in U.S. deflation expectations. The Exchange Traded Notes are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are linked to the month-over-month returns, whether positive or negative, on the DBIQ Duration-Adjusted Deflation Index. The inflation indices aim to track changes in the market's expectations of future inflation implied by the difference in yields between Treasury Inflation-Protected Securities (TIPS) and U.S. Treasury bonds with approximately equivalent terms to maturity. A combination of offsetting short and long notional positions in TIPS and Treasury Bond Futures is one way in which this expectation of future inflation may be measured. If the market's expectation of future inflation increases, TIPS are likely to outperform U.S. Treasury bonds with approximately equivalent terms to maturity. If the market's expectation of future inflation decreases, TIPS are likely to underperform U.S. Treasury bonds with approximately equivalent terms to maturity. Therefore, to gain exposure to the market's expectation that future inflation will increase, the Inflation ETNs take a notional long position in TIPS and a notional short position in U.S. Treasury bonds with approximately equivalent terms to maturity. To gain exposure to the market's expectation that future inflation will decrease, the Deflation ETNs take a notional short position in TIPS and a notional long position in U.S. Treasury bonds with approximately equivalent terms to maturity. If the daily repurchase value of the securities is above $100.00 for three consecutive trading days or is below $25.00 for three consecutive trading days, Deutsche Bank AG, London Branch will automatically effect a 2 for 1 split or a 1 for 2 reverse split of the securities, respectively. Because the index multiplier remains constant at 0.10 per security, a mandatory split or reverse split will have the effect of increasing or decreasing an investor's exposure to the applicable inflation index, respectively. Investors may redeem the ETNs in blocks of 50,000 securities and multiples of 25,000 securities in excess thereof, subject to the procedures described in the pricing supplement. Redemptions may include a fee of up to $0.075 for each security that is redeemed or a fee of up to $0.50 if an investor offers in excess of 500,000 securities for redemption on any repurchase date.

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- PROSPECTUS
- FACT SHEET
- MORE

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure
- Credit risk of the issuer
- Issuer call right

Benefits

- Relatively low cost
- Intraday access
- Listed

DEFL Profile

Inception Date 12/05/2011

DEFL Financial Details

As of 30-Jan-2013 09:45 AM

Inception Date 12/05/2011

ETN Price at Initial Listing $50.00

Maturity Date 11/30/2021

Listing Exchange NYSE Arca

Yearly Investor Fee 0.75%

Intraday Intrinsic Value Symbol DEFLIV

Ticker DEFL

CUSIP 25154W217

Last Trade	Bid	Ask
459.70	$46.61	$47.08
Open	**High**	**Low**
$461.15	$461.15	$459.25

Pricing Snapshot Current Pricing

52 Week

Indicative Value

Last End of Day Value $46.52

Last End of Day Date 1/29/13

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »



DEFL
10k
5k
0k
May '12
Sep '12
Jan '13

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 30-Jan-2013 10:46 AM

DEFL Index Level 459.20

Index Ticker .DEFLID

Issuer Details

DEFL News & Press Releases

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs are concentrated in TIPS and U.S. Treasury bonds. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve, inflation and expectations concerning inflation, interest rates, and supply and demand for TIPS and U.S. Treasury bonds. The inflation indices are intended to rise and fall based on changes in the market's expectations about future rates of inflation, and are therefore distinct from the U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), the commonly known consumer price index, which is used to track current inflation in the U.S. Unlike TIPS, which are intended to provide inflation protection, the ETNs allow investors to take long or short exposure to changes in the market's expectations about inflation and do not guarantee any return of principal at maturity.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Email Sign Up

Your email address SUBMIT

INFL ETN PowerShares DB Inflation ETN

DEFL ETN

PowerShares DB Deflation ETN

Prospectus Fact Sheet

Total Notes Outstanding $3,721,272 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

Performance

Growth of $10,000 | Value % | Value History

1 Year


DEFL
$10000
$9800
$9600
$9400
$9200
$9000
Mar '12
May '12
Jul '12
Sep '12
Nov '12
Jan '13

Start Date 27-January-2012	**Market Price** -
End Date 29-January-2013	**High/Low** -/-
Growth $ $9305.9 (-6.9%)	**Volume** -
Value 46.52	

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Dec 2012

Quarter-end Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
DEFL								
Value	-0.55	-1.54	-4.54	-8.42	-8.42	-	-	-4.98
Market Price Returns	-0.48	-1.56	-5.16	-	-	-	-	-
Underlying Index								

DBIQ Duration-Adjusted Deflation Index	-0.67	-2.11	-3.52	-8.63	-8.63	-	-	-5.08
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	-2.61	-6.33	2.75	-1.06	-1.06	-	-	-4.04
S&P GSCI Total Return Index	-0.65	-3.26	7.86	0.08	0.08	-	-	-1.82
S&P 500 Index	0.91	-0.36	6.35	16.00	16.00	-	-	15.03

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs are concentrated in TIPS and U.S. Treasury bonds. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve, inflation and expectations concerning inflation, interest rates, and supply and demand for TIPS and U.S. Treasury bonds. The inflation indices are intended to rise and fall based on changes in the market's expectations about future rates of inflation, and are therefore distinct from the U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), the commonly known consumer price index, which is used to track current inflation in the U.S. Unlike TIPS, which are intended to provide inflation protection, the ETNs allow investors to take long or short exposure to changes in the market's expectations about inflation and do not guarantee any return of principal at maturity.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Email Sign Up

Your email address | SUBMIT

INFL ETN — PowerShares DB Inflation ETN

DEFL » News

DEFL ETN

PowerShares DB Deflation ETN

Prospectus | Fact Sheet

Total Notes Outstanding $3,721,272 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

News

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs are concentrated in TIPS and U.S. Treasury bonds. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve, inflation and expectations concerning inflation, interest rates, and supply and demand for TIPS and U.S. Treasury bonds. The inflation indices are intended to rise and fall based on changes in the market's expectations about future rates of inflation, and are therefore distinct from the U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), the commonly known consumer price index, which is used to track current inflation in the U.S. Unlike TIPS, which are intended to provide inflation protection, the ETNs allow investors to take long or short exposure to changes in the market's expectations about inflation and do not guarantee any return of principal at maturity.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Email Sign Up

Your email address SUBMIT

INFL ETN PowerShares DB Inflation ETN

DEFL » Downloads

DEFL ETN

PowerShares DB Deflation ETN

Prospectus Fact Sheet

Total Notes Outstanding $3,721,272 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

Downloads

DEFL Prospectus Download PDF

DEFL Fact Sheet Download PDF

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs are concentrated in TIPS and U.S. Treasury bonds. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve, inflation and expectations concerning inflation, interest rates, and supply and demand for TIPS and U.S. Treasury bonds. The inflation indices are intended to rise and fall based on changes in the market's expectations about future rates of inflation, and are therefore distinct from the U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), the commonly known consumer price index, which is used to track current inflation in the U.S. Unlike TIPS, which are intended to provide inflation protection, the ETNs allow investors to take long or short exposure to changes in the market's expectations about inflation and do not guarantee any return of principal at maturity.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

DEFL ETN

PowerShares DB Deflation ETN

Prospectus Fact Sheet

Total Notes Outstanding 53,721,272 - **As of** 1/29/13

FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What are the benefits of ETNs?

Unlike ETFs, an ETN generally has no tracking errors to its underlying index. "Tracking error" refers to the difference between the daily performance of an ETP and the daily performance of its underlying index. Because ETNs represent a promise by the issuer to pay an exact return linked to the performance of an underlying index, less applicable investor fees, ETNs do away with the discrepancies that can exist between the returns of ETFs and their underlying indices.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected. Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs. Investors in ETNs have no recourse to any underlying assets.

Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount (the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

Who is the issuer for the db-X ETNs?

db-X ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank AG, you can review Deutsche Bank's annual report on Form 20-F and Interim Reports on Form 6-K at www.sec.gov.

Do db-X ETNs pay interest and dividends?

db-X ETNs do not pay any interest or dividends.

How do the db-X inflation and deflation ETNs work?

These ETNs utilize a combination of offsetting short and long notional positions in Treasury Inflation-Protected Securities (TIPS) and U.S. Treasury bond futures to measure the expectation of future inflation. If the market's expectation of future inflation increases, TIPS are likely to outperform U.S. Treasury bonds with approximately equivalent terms to maturity. If the market's expectation of future inflation decreases, TIPS are likely to underperform U.S. Treasury bonds with approximately equivalent terms to maturity. Therefore, to gain exposure to the market's expectation that future inflation will increase, the inflation ETNs take a notional long position in TIPS and a notional short position in U.S. Treasury bonds with approximately equivalent terms to maturity. To gain exposure to the market's expectation that future inflation will decrease, the deflation ETNs take a notional short position in TIPS and a notional long position in U.S. Treasury bonds with approximately equivalent terms to maturity. Unlike TIPS, the inflation and deflation ETNs do not guarantee any return of principal at maturity.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the db-X ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i) you should not recognize taxable income or loss prior to the taxable disposition of your db-X ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue Service ("IRS") were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs are concentrated in TIPS and U.S. Treasury bonds. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, U.S. government fiscal policy and monetary policies of the Federal Reserve, inflation and expectations concerning inflation, interest rates, and supply and demand for TIPS and U.S. Treasury bonds. The inflation indices are intended to rise and fall based on changes in the market's expectations about future rates of inflation, and are therefore distinct from the U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), the commonly known consumer price index, which is used to track current inflation in the U.S. Unlike TIPS, which are intended to provide inflation protection, the ETNs allow investors to take long or short exposure to changes in the market's expectations about inflation and do not guarantee any return of principal at maturity.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value